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Exhibit 1.1

9,000,000 Shares

DOT HILL SYSTEMS CORP.

Common Stock

UNDERWRITING AGREEMENT

                    , 2003

LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
RBC DAIN RAUSCHER INC.
ROTH CAPITAL PARTNERS, LLC
As Representatives of the several
    Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Dot Hill Systems Corp., a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule 2 hereto (each, a "Selling Stockholder" and collectively, the "Selling Stockholders") propose to sell 9,000,000 shares (the "Firm Stock") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). Of the 9,000,000 shares of the Firm Stock, 7,672,000 are being sold by the Company and 1,328,000 are being sold by the Selling Stockholders.

        In addition, the Company and certain of the Selling Stockholders propose to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 1,350,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

        SECTION 1.    Representations, Warranties and Agreements of the Company.    The Company represents, warrants and agrees that:

          (a)   A registration statement on Form S-3 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus as first filed with the Commission pursuant to paragraph (1) or (4) of

  Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          (b)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when it becomes effective or is filed with the Commission, as the case may be, conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein.

          (c)   The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

          (d)   The Company and each of its subsidiaries have been duly incorporated and are validly existing as their respective business entities and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect");

  and none of the subsidiaries of the Company is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

          (e)   The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and have been issued in compliance with all federal and state securities laws; and all of the issued shares of capital stock of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than shares of the capital stock of its subsidiaries and other than marketable securities acquired for short term investment purposes only.

          (f)    The shares of the Stock to be sold by the Company and the Selling Stockholders to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." Upon payment for and delivery of the Stock pursuant to this Agreement, the Underwriters will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights or other rights to purchase, voting or transfer restrictions and other claims.

          (g)   This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms.

          (h)   The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all of the applicable provisions of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

          (i)    Other than the (1) Warrant issued to Sun Microsystems, Inc. ("Sun"), dated February 13, 2003, to purchase 154,748 shares of the Company's Common Stock, (2) Warrant issued to Sun, dated May 24, 2002, to purchase 1,239,527 shares of the Company's Common Stock, and (3) a Registration Rights Agreement, dated March 17, 2003, and (4) a Registration Rights Agreement, dated December 18, 2002 (the agreements set forth in the foregoing provisions 3 and 4 collectively, the "Rights Agreements") there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. As of the date hereof, the Company has complied in all material respects with all of its obligations pursuant to the Rights Agreements.

          (j)    Except as set forth in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (k)   Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries or any change in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect, other than as set forth or contemplated in the Prospectus.

          (l)    Neither the Company nor any of its subsidiaries has any off-balance sheet obligation or material liability of any nature (matured or unmatured, fixed or contingent) to, or any financial interest in, any third party or unconsolidated entity other than as set forth in the financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus. Such financial statements present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and the consolidated historical financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved..

          (m)  Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are and have been independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

          (n)   The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or that would not have a Material Adverse Effect; and all real property held under lease by the Company and its subsidiaries that is material to the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of such property and buildings by the Company and its subsidiaries.

          (o)   The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (p)   The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, inventions, technology, know-how, trade secrets, trademarks, trademark registrations, service marks, service mark registrations, trade names, mask work rights, copyrights, licenses and other rights (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted as described in the Prospectus and have no reason to believe that the conduct of their respective businesses, and the Intellectual Property, will conflict with, or infringe upon, and have not received any notice of any claim of conflict with, or infringement upon, any such rights of others, except where such conflict or infringement would not have a Material Adverse Effect.

          (q)   Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (r)   There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement.

          (s)   Each agreement or contract set forth on Schedule A hereto ("Supply Contracts"), is in full force and effect. There are no fees, penalties or other amounts outstanding under such Supply Contracts other than in the ordinary course of business. The quantities available for purchase under each such written Supply Contract are as stated on the face of such Supply Contract. Each manufacturing or service site that requires qualification under the terms of a Supply Contract is qualified, and no unresolved material differences with respect to product or process specifications remains outstanding. All manufacturing or service terms and conditions are substantially as they appear to be on the face of the Supply Contracts. The Company has not received any written or oral notice from the other party to any Supply Contract, or from any other supplier to the Company, to the effect that such party will not accept purchase orders from the Company on such terms, conditions and quantities consistent with past practices. Prices required to be paid for products or services under such Supply Contract are consistent with the face of such Supply Contract. No condition exists that permit a termination or a material change of such Supply Contracts by the other party under such Supply Contract.

          (t)    Each agreement or contract set forth on Schedule B hereto ("Material Contract"), is (i) the legal, valid and binding obligation of each person which is a party thereto and (ii) in full force and effect, enforceable against each such other person in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity, and the Company and its subsidiaries are not in default under and, to the best knowledge of the Company, no such other party thereto is in default under, any Material Contract where such default would cause a Material Adverse Effect. Each of the (A) Product Purchase Agreement, dated as of May 2002, by and among Sun, Sun Microsystems International B.V., the Company and Dot Hill Systems B.V., and (B) Manufacturing Rights Agreement, dated May 24, 2002, by and among Sun, the Company and Infortrend Technology, Inc. (collectively, the "Sun Agreements"), is (i) the legal, valid and binding obligation of each person which is a party thereto and (ii) in full force and effect, enforceable against each such other person in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity, and the Company and its subsidiaries are not in default under and, to the best knowledge of the Company, no such other party thereto is in default under any of the Sun Agreements that could result in a Material Adverse Effect. The Company is not aware of any material defects in the products sold to Sun pursuant to the Sun Agreements nor is the Company aware of any failure on its part to perform in all material respects its obligations under the Sun Agreements or any award letters issued pursuant to the terms thereof which would be reasonably expected to cause Sun to cancel any existing purchase order, not make any forecasted purchases or terminate its agreement with the Company. In addition, the Company has not received any written communication from Sun threatening to terminate the Sun Agreements or any purchase order under an existing award letter. The Manufacturing Agreement, dated as of May 20, 2002, between the Company and Solectron Corporation ("Solectron") is (i) the legal, valid and binding obligation of each person which is a party thereto and (ii) in full force and effect, enforceable against each such other person in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity, and the Company is not and, to the best knowledge of the Company, Solectron is not in default under such agreements. The Company has not received any written notice that Solectron intends to cease to perform services under or terminate its agreement with the Company.

          (u)   The Section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Income Taxes" in the Registration Statement and Prospectus, is true and accurate, and fairly and completely presents the tax situation of the Company.

          (v)   No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus that is not so described.

          (w)  Except as disclosed in the Prospectus, no labor disturbance by the employees of the Company exists or is imminent, nor is the Company aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers that could have a Material Adverse Effect or which would reasonably be expected to have a Material Adverse Effect.

          (x)   The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code") which has or would be expected to have a Material Adverse Effect; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (y)   The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown to be due thereon, no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

          (z)   Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than pursuant to the Company's employee benefit plans), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business, (iv) had a Material Adverse Effect or experienced any event that would reasonably be expected to have a Material Adverse Effect on its prospects, or (v) declared or paid any dividend on its capital stock.

         (aa)  The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization, (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and (E) material information related to such controls are reported or otherwise made known to the Company's Chief Executive Officer and Chief Financial Officer.

         (bb)  Neither the Company nor any of its subsidiaries (i) is in violation of its organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Material Contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the cases of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not have a Material Adverse Effect.

         (cc)  Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (dd)  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect, except as set forth in, or specifically contemplated by, the Prospectus; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (ee)  Neither the Company nor any subsidiary is, or, after giving effect to the offering and sale of the Stock as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (ff)  (i) The Company has established and maintains "disclosure controls and procedures" (as such term is defined in Rule 13a-14 under the Exchange Act); and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

         (gg)  Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company's auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         (hh)  Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

           (ii)  The conditions for use of Form S-3, as set forth in the General instructions thereto, have been satisfied.

           (jj)  The Stock has been approved for inclusion on the Nasdaq National Market.

         (kk)  The Company is in compliance in all material respects with all applicable terms of the Sarbanes-Oxley Act of 2002, as amended.

           (ll)  The Company has obtained the agreement (in the form attached hereto as Exhibit A) (the "Lock-Up Agreements") of each of its directors, executive officers, and certain other holders of its outstanding common not to sell, offer to sell, contract to sell, hypothecate, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days after the date of the Prospectus.

         (oo)  Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

        SECTION 2.    Representations, Warranties and Agreements of the Selling Stockholders.    Each Selling Stockholder severally represents, warrants and agrees that:

          (a)   The Selling Stockholder has, and immediately prior to the First Delivery Date (as defined in Section 5 hereof) the Selling Stockholder will have good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

          (b)   The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with American Stock Transfer & Trust Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form

  (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by the Selling Stockholder hereunder.

          (c)   The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing the custodian and one or more persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

          (d)   The Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any material violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

          (e)   The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto in light of the circumstances in which they were made) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein; and, provided further that this paragraph (e) shall apply to each of the Selling Stockholders only to the extent that the statements or omissions from the Registration Statement or Prospectus were based on written information provided by such Selling Stockholders specifically for inclusion therein.

          (f)    Each Selling Stockholder listed on Schedule A hereto is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has caused a Material Adverse Effect or would reasonably be expected to cause a Material Adverse Effect.

          (g)   The Selling Stockholder is not prompted to sell shares of Common Stock by any material non-public information concerning the Company.

          (h)   The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

        SECTION 3.    Purchase of the Stock by the Underwriters.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company and each Selling Stockholder hereby agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule 2 hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, and each Selling Stockholder, that number of shares of the Firm Stock that represents the same proportion of the number of shares of Firm Stock to be sold by the Company, and each Selling Stockholder, as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 hereto, represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Underwriters may determine.

        In addition, the Company and certain of the Selling Stockholders grant to the Underwriters an option to purchase up to 1,350,000 shares of Option Stock as set forth in Schedule 2 hereto. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

        The price of both the Firm Stock and any Option Stock shall be $? per share.

        The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

        SECTION 4.    Offering of Stock by the Underwriters.    Upon authorization by the Underwriters of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

        SECTION 5.    Delivery of and Payment for the Stock.    Delivery of and payment for the Firm Stock shall be made at the offices of Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California 92121, at 7:00 A.M., Pacific time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Selling Stockholders shall make the certificates representing the Firm Stock available for inspection by the Underwriters in San Diego, California, not later than 11:00 A.M., Pacific time, on the business day prior to the First Delivery Date.

        The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company and the Selling Stockholders by the Underwriters. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriters, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date."

        Delivery of security entitlements with respect to and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 7:00 A.M., Pacific time, on such Second Delivery Date. On such Second Delivery Date, the Company, the Selling Stockholders or the Custodian shall deliver or cause to be delivered the certificates representing the Option Stock to the Underwriters for the account of each Underwriter against payment to or upon the order of the Custodian of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Custodian shall make the certificates representing the Option Stock available for inspection by the Underwriters in San Diego, California, not later than 11:00 A.M., Pacific time, on the business day prior to such Second Delivery Date.

        SECTION 6.    Further Agreements of the Company.    The Company agrees:

          (a)   To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b)   To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

          (c)   To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance; provided, with respect to information incorporated by reference in the Prospectus, the Company shall not be obligated to furnish any materials which available without charge on the World Wide Web.

          (d)   To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

          (e)   Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, or any prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld.

          (f)    As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

          (g)   For a period of five years following the Effective Date, to furnish to the Underwriters, copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; provided, that the Company shall not be obligated to furnish any materials which available without charge on the World Wide Web.

          (h)   Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not otherwise subject.

          (i)    For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future of) any shares of Common Stock (including without limitation, shares of Common Stock that may be deemed to be beneficially owned by the Company in accordance with the Rules and Regulations and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options) or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to equity incentive plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each executive officer and director of the Company and the Selling Stockholders to furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, in the form of Exhibit A hereto.

          (j)    To take such steps as shall be necessary to ensure that the Stock has been approved for inclusion on the Nasdaq National Market.

          (k)   To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended.

        SECTION 7.    Further Agreements of the Selling Stockholders.    Each Selling Stockholder agrees:

          (a)   For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock to be sold by the Selling Stockholders hereunder) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters. Notwithstanding the forgoing, the limitations set forth in this subsection (a) shall be subject to standard exceptions mutually agreed upon by such Selling Stockholder and the Underwriters.

          (b)   That the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable until November 28, 2003, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor of trustee or the termination of such trust, or the occurrence of any other event.

          (c)   To deliver to the Underwriters prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

        SECTION 8.    Expenses.    The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; provided, that any income or capital gains taxes attributable to the sale of stock by any Selling Stockholder shall remain the sole responsibility of such Selling Stockholder; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the costs of delivering and distributing the Custody Agreements and Powers of Attorney; (f) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable fees and expenses of counsel to the Underwriters related to such registration and qualification); (i) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics and the travel and lodging expenses of the officers and any other employees of the Company; provided, however, that the cost of any aircraft chartered in connection with the road show shall be shared equally by the Company and the Underwriters; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided, that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock that they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

        SECTION 9.    Conditions of Underwriters' Obligations.    The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)   No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)   Cooley Godward LLP shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, in substantially the form of Exhibit B attached hereto.

          (e)   The Underwriters shall have received a legal opinion from Morgan & Finnigan, special patent counsel to the Company to the effect that:

              (i)  Such counsel has reviewed the descriptions of patent and patent applications under the captions "Risk Factors—Our success depends significantly upon our ability to protect our intellectual property and to avoid infringing the intellectual property of third parties, which could result in costly, time-consuming litigation or even the inability to offer certain products" and "Business—Intellectual Property" in the Registration Statement and Prospectus, and to the extent they constitute matters of law or legal conclusions, those descriptions are accurate and fairly and completely present the patent situation of the Company; and

             (ii)  Such counsel is aware of nothing that causes such counsel to believe that as of the date the Registration Statement became effective and as of the date of such opinion, the description of patents, patent applications and patent related patent matters under the captions "Risk Factors—Our success depends significantly upon our ability to protect our intellectual property and to avoid infringing the intellectual property of third parties, which could result in costly, time-consuming litigation or even the inability to offer certain products" and "Business—Intellectual Property" in the Registration Statement and Prospectus, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, not misleading.

          (f)    The respective counsel for each of the Selling Stockholders (which counsel may be the same as that of the Company) shall each have furnished to the Underwriters their written opinion, as counsel to each of the Selling Stockholders for whom they are acting as counsel, addressed to the Underwriters and dated the First Delivery Date, in form and substance reasonably satisfactory to the Underwriters, in substantially the form of Exhibit C attached hereto.

          (g)   The Underwriters shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h)   At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i)    With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Underwriters shall have received from Deloitte & Touche LLP a letter (the "bring-down letter"), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j)    The Company shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its President and CEO and its Chief Financial Officer stating that:

              (i)  The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(l) have been fulfilled; and

             (ii)  They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (k)   Each Selling Stockholder (or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Underwriters on the First Delivery Date a certificate, dated the First Delivery Date, signed by, or on behalf of, the Selling Stockholder (or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the First Delivery Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the First Delivery Date.

          (l)    Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries shall have (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) had any change in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (n)   The Company shall have filed a listing application with the Nasdaq National Market System and such listing application shall have been approved and accepted by the Nasdaq.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        SECTION 10.    Indemnification and Contribution.

          (a)   The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (collectively, the "Marketing Materials"), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f), or (ii) any failure of one or more Underwriters to deliver a copy of the Prospectus to a prospective buyer of shares of Stock prior to selling such person shares of Stock. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          (b)   Each Selling Stockholder, severally and not jointly, in proportion to the number of respective shares sold by each such Selling Stockholder, shall indemnify and hold harmless each of the Company and each Underwriter, its officers and employees and each person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), or any action in respect thereof (including, but not limited to, any loss, claim, damage or liability or action relating to purchases and sales of Stock), to which the Company or that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its officers, employees and agents and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

          (c)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Company's officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, and each Selling Stockholder from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the

  Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Underwriters by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person and each Selling Stockholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person or Selling Stockholder.

          (d)   Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, as a result of actual material conflicts of interests, and in that event the fees and expenses of such separate counsel shall be paid by the Company or any Selling Stockholder. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e)   If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

          (f)    The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters, the list of underwriters set forth on the cover page of the Prospectus and the concession and reallowance figures and the discussion concerning over allotments, stabilization, sales and purchases by the underwriters in the open market, underwriters penalty bids and short positions, passive market-making and electronic distribution appearing under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

        SECTION 11.    Defaulting Underwriters.    If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions that the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company and the Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed to, but failed to, purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        SECTION 12.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l) or 9(m) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

        SECTION 13.    Reimbursement of Underwriters' Expense.    If the Company or the Selling Stockholders shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, or if this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company and the Selling Stockholders, jointly and severally, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company and the Selling Stockholders shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

        SECTION 14.    Notices, etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019;

          (b)   if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: 760-931-4457), with a copy to Cooley Godward LLP, 4401 Eastgate Mall, San Diego, CA 92121, Attention: Thomas A. Coll (Fax: 858-550-6420);

          (c)   if to a Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto.

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Underwriters.

        SECTION 15.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, its officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        SECTION 16.    Survival.    The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        SECTION 17.    Definition of the Terms "Business Day" and "Subsidiary."    For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        SECTION 18.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of New York.

        SECTION 19.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        SECTION 20.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
DOT HILL SYSTEMS CORP.
By
Name: Preston Romm Title: Vice President, Chief Financial Officer and Treasurer

Accepted:
LEHMAN BROTHERS INC. DEUTSCHE BANK SECURITIES INC. RBC DAIN RAUSCHER INC. ROTH CAPITAL PARTNERS, LLC
For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto
By Lehman Brothers Inc.
By

Authorized Representative
The Selling Stockholders named in Schedule 2 to this Agreement
By:
Attorney-in-fact

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock to be Purchased
Lehman Brothers Inc.	[•]
Deutsche Bank Securities Inc.	[•]
RBC Dain Rauscher Inc.	[•]
Roth Capital Partners, LLC	[•]

Total	[•]

SCHEDULE 2

The Company	Number of Shares of Firm Stock to be Purchased	Number of Shares of Option Stock
Dot Hill Systems Corp.	7,705,000	1,101,000

Selling Stockholders	Number of Shares of Firm Stock to be Purchased	Number of Shares of Option Stock
James L. Lambert	393,000	79,000
Dana W. Kammersgard	135,000	15,000
Preston Romm	53,000	11,000
Benjamin Brussell	23,000	5,000
Charles Christ	18,000	4,000
Norman Farquhar	23,000	5,000
Chong Sup Park	23,000	5,000
William R. Sauey	627,000	125,000

Exhibit A

LOCK-UP LETTER AGREEMENT

A-1

Exhibit B

FORM OF COOLEY GODWARD LLP LEGAL OPINION

A-2

QuickLinks

  Exhibit 1.1